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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      SEARS CREDIT ACCOUNT MASTER TRUST II
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Illinois                        0-24776                  Not Applicable
      --------                        -------                  --------------
(State of organization)        (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)
c/o SRFG, Inc.
3711 Kennett Pike
Greenville, Delaware                                                 19807
--------------------                                                 -----
(Address of principal                                              (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                        Name of each exchange
Title of each class                                     on which each class
to be so registered                                     is to be registered
-------------------                                     ---------------------
     None                                                      None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:



              Series 1999-1 5.65% Class A Master Trust Certificates
              -----------------------------------------------------
                                (Title of Class)

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Item 1.           Description of Registrant's Securities to be Registered.

                  Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 24 through 35 of the Prospectus dated March 12, 1999 (filed pursuant to Rule 424(b) as part of Registration Statement No. 33-97744) and "The Certificates" on pages S-26 through S-53 of the Prospectus Supplement dated March 12, 1999 (filed pursuant to Rule 424(b) as part of Registration Statement No. 33-97744).

Item 2.           Exhibits

                  Exhibit 4.1 Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The First National Bank of Chicago as Trustee (the "Trustee") (incorporated by reference to
                                 Exhibit 4.1 of Sears Credit Account Master
                                 Trust II's Current Report on Form 8-K dated
                                 August 16, 1994 and filed on September 7,
                                 1994).

                  Exhibit 4.2 Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated May 8, 1995).

                  Exhibit 4.3 Amendment No. 2 to the Pooling and Servicing Agreement dated as of December 21, 1995, among SRFG as Seller, Sears as Servicer and the Trustee.

                  Exhibit 4.4 Series 1999-1 Supplement, dated as of March 23, 1999, among Sears as Servicer, SRFG as Seller and the Trustee, including the forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated March 23, 1999).

                  Exhibit 99.1 Series 1999-1 Prospectus Supplement dated March 12, 1999, and Prospectus dated March 12, 1999, with respect to the 5.65% Class A Master Trust Certificates (incorporated by reference to
                                 Exhibit 99 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated March 18,
                                 1999).



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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Sears Credit Account Master Trust II
                                            (Registrant)

                                             By:  SRFG, Inc.
                                             (Originator of the Trust)


Dated:  March 23, 1999                       By:      /s/ George F. Slook
                                                --------------------------------
                                                George F. Slook
                                                President and Chief Executive
                                                 Officer



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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.
-----------

Exhibit 4.1 Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The First National Bank of Chicago as Trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated August 16, 1994 and filed on September 7, 1994).

Exhibit 4.2 Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated May 8, 1995).

Exhibit 4.3 Amendment No. 2 to the Pooling and Servicing Agreement dated as of December 21, 1995, among SRFG as Seller, Sears as Servicer and the Trustee.

Exhibit 4.4 Series 1999-1 Supplement, dated as of March 23, 1999, among Sears as Servicer, SRFG as Seller and the Trustee, including the forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated March 23, 1999).

Exhibit 99.1 Series 1999-1 Prospectus Supplement dated March 12, 1999, and Prospectus dated March 12, 1999, with respect to the 5.65% Class A Master Trust Certificates (incorporated by reference to Exhibit 99 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated March 18, 1999).



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